Exhibit 10(b)(2)



                             WRITTEN DESCRIPTION OF
                   ORAL MODIFICATIONS TO EMPLOYMENT AGREEMENT,
                    BY AND BETWEEN GATEWAY ENERGY CORPORATION
                                AND ROBERT PANICO

                                  July 22, 2005


     Effective upon May 26, 2005, Robert Panico was elected Chief Executive Officer and President of Gateway Energy Corporation (the "Company") by the Board of Directors. In connection with that election, the following terms of the Employment Agreement by and between the Company and Mr. Panico, were amended:

     1.   Base annual salary was increased to $127,200; and

     2. Robert Panico shall have the position of Chief Executive Officer and President of Gateway Energy Corporation.